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                                                                Exhibit 23(a)
KPMG    Peat Marwick LLP



        1500 National City Center
        1900 East Ninth Street
        Cleveland, OH  44114-3495




The Board of Directors
Rubbermaid Incorporated

We consent to the use of our reports dated February 1, 1994 on the consolidated financial statements and schedules of Rebbermaid Incorporated and subsidiaries as of December 31, 1993 and 1992, and for each of the years in the three-year period then ended incorporated herein by reference.

Our report on the consolidated financial statements refers to a change in inventory accounting practices and the adoption of the provisions of Financial Accounting Standards Board's Statements of Financial Accounting Standards Nos. 109 and 106, Accounting for Income Taxes and Employers Accounting for Postretirement Benefits Other Than Pensions, respectively, in 1992.




/s/ KPMG Peat Marwick LLP



Cleveland, Ohio
October 20, 1994






        Member Firm of
        Klynveid Peat Marwick Goerdeler